                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

           TENDER OF 6 5/8% NOTES DUE 2002 AND 7 1/8% NOTES DUE 2007

                                IN EXCHANGE FOR

                6 5/8% NOTES DUE 2002 AND 7 1/8% NOTES DUE 2007

               CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

     This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and to tender 6 5/8% Notes due 2002 (the "2002 Private Notes") or 7 1/8% Notes due 2007 (the "2007 Private Notes" and, together with the 2002 Private Notes, the "Private Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery Procedures" of the Operating Partnership's
Prospectus, dated        , 1998 (the "Prospectus") and in Instruction 2 to the
related Letter of Transmittal. Any holder who wishes to tender Private Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
       , 1998, UNLESS EXTENDED (THE "EXPIRATION DATE"). PRIVATE NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:
             STATE STREET BANK AND TRUST COMPANY OF MISSOURI, N.A.

                By Mail:                       By Overnight Courier or by Hand:
   State Street Bank and Trust Company        State Street Bank and Trust Company
              P.O. Box 778                          Two International Place
    Boston, Massachusetts 02102-0778                       4th Floor
      Attn: Corporate Trust Window                Boston, Massachusetts 02110
                                                 Attn: Corporate Trust Window

                                 By Facsimile:

                          State Street Bank and Trust
                           Company of Missouri, N.A.
                        Facsimile: (617) 664-5232

                             Confirm by Telephone:

                                 (617) 664-5590

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH

SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Operating Partnership, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amounts of 2002 Private Notes and 2007 Private Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the 2002 Private Notes listed below:

-----------------------------------------------------------------------------------------------
   CERTIFICATE NUMBER(S) (IF
   KNOWN) OF PRIVATE NOTES OR
        ACCOUNT NUMBER AT             AGGREGATE PRINCIPAL             AGGREGATE PRINCIPAL
    THE BOOK-ENTRY FACILITY           AMOUNT REPRESENTED                AMOUNT TENDERED
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

The undersigned hereby tenders the 2007 Private Notes listed below:

-----------------------------------------------------------------------------------------------
   CERTIFICATE NUMBER(S) (IF
   KNOWN) OF PRIVATE NOTES OR
        ACCOUNT NUMBER AT             AGGREGATE PRINCIPAL             AGGREGATE PRINCIPAL
    THE BOOK-ENTRY FACILITY           AMOUNT REPRESENTED                AMOUNT TENDERED
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

Date:

Address:

Name(s) of Registered Holder(s):

Area Code and Telephone No.:

     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Private Notes or on a security position listing as the owner of Private Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of either (i) the Letter of Transmittal (or facsimile thereof), together with the Private Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Private Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, or (ii) a properly transmitted Agent's Message as described in the Prospectus under the caption "Exchange Offer -- Procedures For Tendering," as the case may be, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
                             (Authorized Signature)

Address:
                               (Include Zip Code)

Name:

Title:
                             (Please Print or Type)

Area Code and Telephone Number:

Date: , 19 ___

     DO NOT SEND PRIVATE NOTES WITH THIS FORM. ACTUAL SURRENDER OF PRIVATE NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Private Notes referred to herein, the signature must correspond with the name(s) written on the face of the Private Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Private Notes, the signature must correspond with the name shown on the security position listing as the owner of the Private Notes.

          If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Private Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Private Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

          If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Operating Partnership of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.